ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction

(PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Black Sea Oil, Inc.

2. Description of the original document for which correction is being made:

Certificate of Change filed pursuant to NRS 78.209 for Nevada Profit Corporations ("Certificate of Change")

3. Filing date of the original document for which correction is being made: December 7, 2006

4. Description of the inaccuracy or defect.

Section 4 of the Certificate of Change, pursuant to which the number of authorized shares of common stock of the Corporation was increased from 100,000,000 shares to 1,750,000,000, incorrectly stated that the par value of the common stock after such change is $0.001 per share. It should have stated that the par value of the Corporation's common stock after such change is $0.0001 per share.

5. Correction of the inaccuracy or defect.

Section 4 of the Certificate of Change is hereby amended in its entirety to read as follows:

"4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 1,750,000,000 shares of common stock, par value $0.0001, and 5,000,000 shares of preferred stock, par value $0.0001."

6. Signature:

X [signature]

Authorized Signature	Title *	Date
	President	March 28, 2006

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction

(PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Black Sea Oil, Inc.

2. Description of the original document for which correction is being made:

Certificate of Change filed pursuant to NRS 78.209 for Nevada Profit Corporations ("Certificate of Change")

3. Filing date of the original document for which correction is being made: December 7, 2006

4. Description of the inaccuracy or defect.

Section 4 of the Certificate of Change, pursuant to which the number of authorized shares of common stock of the Corporation was increased from 100,000,000 shares to 1,750,000,000, incorrectly stated that the par value of the common stock after such change is $0.001 per share. It should have stated that the par value of the Corporation's common stock after such change is $0.0001 per share.

5. Correction of the inaccuracy or defect.

Section 4 of the Certificate of Change is hereby amended in its entirety to read as follows:

"4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 1,750,000,000 shares of common stock, par value $0.0001, and 5,000,000 shares of preferred stock, par value $0.0001."

6. Signature:

X ______________________ President CEO March 28, 2006

Authorized Signature **Title *** **Date**

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.